EXHIBIT 99.1

WOODHEAD INDUSTRIES REPORTS FISCAL 2004 FIRST QUARTER RESULTS
REVENUE GROWTH OF 7% AND EPS OF $0.17

DEERFIELD, Ill.--January 22, 2004 -- Woodhead Industries, Inc., (Nasdaq: WDHD) today announced financial results for the 2004 fiscal first quarter ended December 27, 2003. Highlights this quarter include the following year-over-year comparisons:

>>       Revenue increased 7%
>>       Connectivity Segment sales improved 17%
>>       Income from continuing operations increased 44%

Philippe Lemaitre, Woodhead Industries' Chairman and Chief Executive Officer, commented, "We are pleased with our results this quarter and are proud of the way our employees have helped us successfully manage through the economic downturn of the last few years. The Institute of Supply Management Index has been above 50, a number that indicates expansion in the sector, for six straight months, and we are encouraged by reports from our sales force that indicate some renewed willingness to initiate new projects. Consistent with this trend, our backlog at the end of the quarter was $17.7 million, up 37% from first quarter 2003."

FIRST QUARTER RESULTS

Total revenues for the fiscal 2004 first quarter were $45.1 million, up from $42.2 million in fiscal 2003 first quarter and an increase of 7% year-over-year. Foreign exchange positively affected revenues by approximately $3.2 million and the sale of two Aero-Motive (AMCO) product lines accounted for $1.3 million of lost revenue.

Income from operations for the quarter was $1.0 million and net income was $2.1 million or $0.17 per share. This compares to income from operations of $2.0 million and net income of $2.2 million or $0.18 per share in the same quarter last year. The fiscal first quarter 2003 net income results included a six cent gain related to the sale of the AKAPP business. Fiscal first quarter 2004 results include ten cents per share related to the sale of an AMCO subsidiary product line completed during the quarter, five cents of foreign exchange benefits and a four cent benefit related to retiree medical benefit changes. In addition, the quarter included costs equating to three cents per share for the continuation of the AMCO restructuring and four cents for the additional sales and marketing initiatives announced in November. Gross margin in the first quarter was 36.6%, slightly lower than last year's gross margin of 37.2%.

Robert H. Fisher, Vice President, Finance and Chief Financial Officer, stated, "We saw increased sales in our Connectivity Segment this quarter and increased order activity in both business segments around the world. International revenue accounted for a record 43% of total revenue this quarter. During the quarter, we completed the sale of AMCO's non-strategic product lines and continued to successfully restructure the remaining operation."

Fisher continued, "Also in the quarter, we increased our dividend 11% to $0.10 per share and we will remain committed to maintaining a dividend rate that is a meaningful component of total shareholder return."

In the Connectivity Segment, sales for the first quarter were $33.1 million and income from operations was $0.3 million. This compares to sales of $28.4 million and income from operations of $0.4 million in the fiscal 2003 first quarter. The revenue increase included $3.2 million of favorable foreign exchange and the lower income from operations was primarily due to the additional sales, marketing and engineering efforts previously announced.

First quarter sales in the Electrical Segment were $12.0 million compared to $13.8 million in last year's first quarter. Income from operations was $0.9 million versus $1.9 million earned in the fiscal 2003 first quarter. Year-over-year revenue was adversely impacted by $1.3 million due to the sale of the two AMCO product lines and income from operations in 2004 included $0.6 million for the restructuring of that operation.

The Company continues to generate strong cash flow for future investment. Cash on hand at the end of the quarter was $25.9 million, up from $22.5 million at the end of fiscal year 2003.

OUTLOOK

Philippe Lemaitre explained, "While we believe the manufacturing sector has now turned the corner, the question remains as to the pace and timing of the recovery. While some clients remain cautious, economic indicators bode well for our long-term future performance, particularly in the second half of 2004. Our investment in the sales and marketing initiatives announced last quarter are well under way and we are confident they will help increase our standing as a global supplier of connectivity product."

Lemaitre added, "Our results from operations remain on track with the guidance we gave last quarter. Given the positive impact from foreign exchange, we now expect to earn approximately $0.24 to $0.26 per share in the first half of the year and continue to forecast $0.40 per share for the second half of the fiscal year as the economic recovery and our new initiatives gain traction. We are now anticipating our full year 2004 revenue to be 13% to 17% higher than 2003 if exchange rates hold at today's levels."

This press release contains statements that are forward-looking. These statements are based on current expectations that are subject to risks and uncertainties. In particular, such risks include future actions, prospective products, future performance or results of current or anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, general economic and business conditions, competition, and other issues discussed in our Form 10-K and other SEC filings.

Conference Call

Woodhead Industries, Inc., will host a conference call today, January 22, 2004, at 11:00 am Eastern Standard Time to discuss performance and financial results for the fiscal fourth quarter and full year. To access a live internet webcast of the conference call, visit the Company's website at www.woodhead.com and select the webcast icon. A replay of the conference call will be archived and available on the Company's website following the live event.

About Woodhead Industries, Inc.

Woodhead Industries, Inc. develops, manufactures and markets electronic and industrial communications products, primarily serving the global automation and control market with connectivity solutions and specialty electrical products. Through its connectivity group, Woodhead provides the industrial automation industry with a single, worldwide source for industrial communications and connectivity solutions. Its product lines, comprised of five recognized industry-leading brands: SST(TM), Brad Harrison(R), mPm(R), RJ Lnxx(R), and applicom(R) make Woodhead the premier supplier of application-specific connectivity solutions.

                               [TABLES FOLLOW]

WOODHEAD INDUSTRIES, INC. CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

                                                                                 ---------------------------
ASSETS                                                                              12/27/2003    9/27/2003
                                                                                 ---------------------------
CURRENT ASSETS
   Cash and short-term investments                                                    $ 25,922     $ 22,547
   Accounts receivable                                                                  31,268       31,017
   Inventories                                                                          14,548       13,020
   Prepaid expenses                                                                      4,516        4,816
   Refundable income taxes                                                               1,871        1,625
   Deferred income taxes                                                                 2,677        2,403
------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                                 80,802       75,428
 Property, plant and equipment, net                                                     60,782       60,391
 Goodwill, net                                                                          34,769       32,290
 Deferred income taxes                                                                   3,354        3,018
 Other Assets                                                                            1,448        1,322
------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                         $ 181,155    $ 172,449
------------------------------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' INVESTMENT
 Current Liabilities
   Accounts payable                                                                  $   9,986    $   8,343
   Accrued expenses                                                                     13,426       13,586
   Income taxes payable                                                                    775          539
  Current portion of long-term debt                                                      5,700        5,700
------------------------------------------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                                                              29,887       28,168
 Long-term debt                                                                         30,900       30,900
 Deferred income taxes                                                                   3,204        2,496
 Other liabilities                                                                       2,988        2,435
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                      66,979       63,999

 STOCKHOLDERS' INVESTMENT:
   Common stock at par (shares issued: 12,086 , at 12/27/03, 12,011 at 9/27/03)         12,086       12,011
   Additional paid-in capital                                                           19,369       18,578
   Deferred stock compensation                                                            (885)        (773)
   Accumulated other comprehensive income                                                6,949        2,832
   Retained earnings                                                                    76,657       75,802
------------------------------------------------------------------------------------------------------------
      Total stockholders' investment                                                   114,176      108,450
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                                      $ 181,155    $ 172,449
------------------------------------------------------------------------------------------------------------

WOODHEAD INDUSTRIES, INC. CONSOLIDATED INCOME STATEMENT
(Amounts in thousands, except per share data)

                                                               QUARTER ENDED
                                                          ------------------------- ------------
                                                           12/27/2003   12/28/2002    % CHANGE
                                                          ------------------------- ------------
NET SALES                                                    $ 45,144     $ 42,232         6.9%

  Cost of Sales                                                28,623       26,504         8.0%
                                                          -------------------------
GROSS PROFIT                                                   16,521       15,728         5.0%
  % of Net Sales                                                 36.6%        37.2%

OPERATING EXPENSES                                             15,001       13,768         9.0%

RESTRUCTURING AND OTHER RELATED CHARGES                           561            -
                                                          -------------------------
TOTAL OPERATING EXPENSE                                        15,562       13,768        13.0%
  % of Net Sales                                                 34.5%        32.6%
INCOME FROM OPERATIONS                                            959        1,960       (51.1%)
                                                          -------------------------
  % of Net Sales                                                  2.1%         4.6%

OTHER EXPENSES
  Interest Expense                                                572          661       (13.5%)
  Other (Income)/Expenses, Net                                 (1,930)        (508)
                                                          -------------------------
OTHER EXPENSES                                                 (1,358)         153

INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS                 2,317        1,807        28.2%
  % of Net Sales                                                  5.1%         4.3%

PROVISION FOR INCOME TAXES                                        258          381       (32.3%)
                                                          -------------------------
INCOME FROM CONTINUING OPERATIONS                             $ 2,059      $ 1,426        44.4%
  % of Net Sales                                                  4.6%         3.4%
                                                          -------------------------
DISCONTINUED OPERATIONS
  Income From Discontinued AKAPP Operations
    (Including Gain on Disposal of $725)                            -          733
  Income Tax Expense                                                -            3
                                                          -------------------------
INCOME FROM DISCONTINUED OPERATIONS                                 -          730
                                                          -------------------------
NET INCOME                                                    $ 2,059      $ 2,156        (4.5%)
  % of Net Sales                                                  4.6%         5.1%
                                                          =========================

EARNINGS PER SHARE, DILUTED
From continued operations                                      $ 0.17       $ 0.12        41.7%
As reported                                                    $ 0.17       $ 0.18        (5.6%)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
  Diluted                                                      12,175       11,881         2.5%
                                                          =========================
DIVIDENDS PER SHARE                                            $ 0.10       $ 0.09        11.1%
                                                          =========================



SEGMENT DATA                                                    QUARTER ENDED:
                                                           ------------------------- ------------
                                                            12/27/2003   12/28/2002    % CHANGE
                                                           ------------------------- ------------
NET SALES
---------
CONNECTIVITY                                                 $ 33,109     $ 28,399        16.6%
ELECTRICAL                                                     12,035       13,833       (13.0%)
                                                          -------------------------
TOTAL                                                        $ 45,144     $ 42,232         6.9%
                                                          =========================

INCOME FROM OPERATIONS
----------------------
CONNECTIVITY                                                 $    263     $    399       (34.1%)
ELECTRICAL                                                        909        1,853       (50.9%)
CORPORATE AND OTHER                                              (213)        (292)
                                                          -------------------------
TOTAL                                                        $    959     $  1,960       (51.1%)
                                                          =========================
